Exhibit 21.1


                         SUBSIDIARIES OF THE REGISTRANT
                         ------------------------------

                   Subsidiary                    State of Incorporation
                   ----------                    ----------------------
          H.S.C., Inc.                                  Washington
          Sungold Eyewear, Inc.                         Washington
          Private Eyes Sunglass Corporation             Washington